            PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES

EXHIBIT 21 - SUBSIDIARIES OF PROVIDENT
--------------------------------------

The following table sets forth  Provident's  active  subsidiaries as of the date of this report.

                                                            State of
                                                          Jurisdiction
                                                         Under the Laws
                                                            of which
                                                           Organized
                                                         --------------
The Provident Bank                                            Ohio
 Provident Commercial Group, Inc.                             Ohio
  Provident Auto Leasing Company - Titling Trust            Delaware
  Provident Auto Rental Company LLC 1998-1                  Delaware
  Provident Auto Rental Company LLC 1998-2                  Delaware
  Provident Auto Rental LLC 1999-1                          Delaware
  Provident Auto Rental LLC 2000-1                          Delaware
  Provident Auto Rental LLC 2000-2                          Delaware
  Provident Auto Rental LLC 2001-1                          Delaware
 Red Capital Markets, Inc.                                    Ohio
  Provident Insurance Agency, Inc.                            Ohio
   The Benefits Department, An Incorporated Agency            Ohio
 Red Capital Advisors, LLC                                    Ohio
 Red Fund I Series A, LLC                                   Delaware
 RFI Series A Class 1, LLC                                    Ohio
 Red Mortgage Capital, Inc.                                   Ohio
 Information Leasing Corporation                              Ohio
  Provident Lease Receivables Company LLC                   Delaware
 Procurement Alternatives Corporation                         Ohio
 Capstone Realty Advisors LLC                                 Ohio
 PB Realty, Inc.                                              Ohio
  BB-BCH, LLC                                                 Ohio
 Provident Investment Management Corporation                  Ohio
 Provident Community Development Company, LLC                 Ohio
 PCFS Mortgage Resources, LLC                                 Ohio
 Provident Recap I, LLC                                     Delaware
 AHT Service Corporation                                   California
 Milestone Security Partners, LLC                             Ohio
Provident Investment Advisors, Inc.                           Ohio
Provident Capital Trust I                                   Delaware
Provident Capital Trust II                                  Delaware
Provident Capital Trust III                                 Delaware
Provident Capital Trust IV                                  Delaware
Red Fund I Series B, LLC                                    Delaware
RFI Series B Class 1, LLC                                     Ohio